Exhibit 10.01

Exhibit A-RJM-2017 EXHIBIT A In consideration of the promises made by the Company to Employee in the Separation Agreement and Complete Release of Liability to which this Exhibit A is attached, Employee agrees to the following additional post-employment covenants: 1. Anti-Solicitation of Employees. For one year following Employee’s termination of employment, Employee will not, directly or indirectly, or by action in concert with others, solicit or induce or attempt to solicit or induce, any person who is employed by the Company to leave his or her employment with the Company and/or to perform services of any kind for any other person, firm or corporation. This provision applies specifically to, but is not limited to, the individuals holding the following Information Technology & Network Communication Services positions as of May 22, 2017: Director of Supply Chain Operations, Director of Contracts, Director of Operations, Director Finance Business Partner and Director Human Resources Business Partner. 2. Anti-Solicitation of Customers and Clients. For one year following Employee’s termination of employment, Employee will not, directly or indirectly, either on Employee’s own behalf or on behalf of any other person, firm, or corporation, divert or take away, or call on or solicit or attempt to call on or solicit, any of the Company’s current customers or clients on whom Employee called or who Employee solicited or with whom Employee became acquainted while engaged as an employee of the Company. 3. Non-Competition. For one year following Employee’s termination of employment, Employee will not accept an employment or consulting relationship (or own or have any financial interest in), directly or indirectly, with any entity engaged in the business of providing services to military, government and commercial customers within Vectrus’ specific lines of service. This covenant specifically includes any entity that will or may compete with the Company on the re-competition of any of the Company’s existing programs and any of the new business opportunities identified in the Company’s business development Pipeline document dated May 2, 2017. 4. Covenant Against Disclosure. Employee will not, at any time, disclose information identified as confidential or which, from the circumstances, in good faith, and good conscience ought to be treated as confidential, relating to the products, services, inventions, discoveries, trade secrets, secret processes, price lists, business plans, or any other information of the business or affairs of the Company or any other person, firm, or corporation, which Employee acquired or developed in connection with or as a result of Employee’s employment with the Company.